Exhibit 99.1

CytoSorbents Announces Strategic Partnership with Fresenius Medical Care

Monmouth Junction, N.J., December 15, 2014 CytoSorbents Corporation (OTCQB: CTSOD), a leader in critical care immunotherapy and blood purification, announced today that they have entered into a multi-country strategic partnership with Fresenius Medical Care AG & CO KGaA to commercialize CytoSorbents’ CytoSorb® therapy.

Under the terms of the agreement, Fresenius Medical Care will have the exclusive rights to distribute CytoSorb® for critical care applications in France, Poland, Sweden, Denmark, Norway, and Finland. The partnership will allow Fresenius Medical Care to offer an innovative and easy to use blood purification therapy for removing cytokines in patients that are treated in the intensive care unit.

To promote the success of CytoSorb®, Fresenius will also engage in the ongoing clinical development of the product. This includes the support and publication of a number of small case series and patient case reports as well as the potential for future larger, clinical collaborations. This multi-year agreement is subject to annual minimum guaranteed orders of CytoSorb® to maintain exclusivity.

CytoSorb® is approved in the European Union as a safe and effective extracorporeal cytokine adsorber to reduce the excessive production of inflammatory mediators called cytokines, or “cytokine storm”, in life-threatening illnesses such as sepsis and infection, influenza, lung injury, trauma, burn injury, liver failure, severe acute pancreatitis, and many others. Left unchecked, cytokine storm can lead to massive deadly whole-body inflammation that can then lead to organ failure, the leading cause of death in the intensive care unit for which there are no effective therapies. By treating cytokine storm and targeting systemic inflammation, CytoSorb® therapy has already been used safely in thousands of human treatments as a new promising strategy to prevent or treat organ failure, with the potential to save lives and reduce the tremendous costs of ICU care.

Mr. Christian Schlaeper, Vice President International Marketing & Medicine, Fresenius Medical Care stated, “We believe CytoSorb® has the potential to transform acute care medicine by providing physicians with an innovative new treatment to manage the harmful inflammatory response associated with sepsis and other life-threatening illnesses. Together with our leading position in dialysis machines and blood purification disposables, CytoSorb® will strengthen our portfolio of blood purification products. We are pleased to be working with CytoSorbents to bring this therapy to a greater audience and to achieve excellent patient care for this critically-ill population and to also reduce healthcare costs.

Dr. Phillip Chan, Chief Executive Officer and President, CytoSorbents said, “Fresenius Medical Care, as the largest dialysis company in the world, is an ideal partner to significantly expand the geographic footprint of CytoSorb® sales and availability. Fresenius Medical Care has tremendous resources and people, and an unparalleled distribution network for both acute and chronic dialysis products across the world. This will enable us to put CytoSorb® into the hands of physicians in these countries quickly and help make this unique therapy available to patients in great need. Along with our existing valued distribution and strategic partners, the total number of countries where CytoSorb® is being marketed increases to 28 worldwide, and is growing. We believe there are many powerful business and competitive synergies on both sides that can be unlocked through this mutual collaboration and we are thrilled with the prospects.”

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Mr. Chris Cramer, Vice President of Business Development, CytoSorbents commented, “We are very excited to begin working with the market leader. Fresenius Medical Care has made a commitment to the therapy, and will leverage their world-class distribution and marketing capabilities to help accelerate adoption and usage of CytoSorb® and position it as the therapy of choice to help physicians regain control of their critically-ill patients. Over the coming months, we will work closely with Fresenius Medical Care to ensure a smooth and successful product launch for CytoSorb®. Fresenius Medical Care’s commercial network will enable rapid access, education, training, and support of physicians in some of the largest and most influential hospitals across Europe. The success of CytoSorb® in these countries under this agreement will provide the foundation for future potential expansion together.”

There are nearly 130 million people throughout France, Poland, Finland, and the Scandinavian countries of Sweden, Denmark, and Norway. Citizens in these countries are covered by universal healthcare funded by the government, but many supplement their healthcare with private insurance. France is the second largest medical device market in Europe, and spends nearly $300 billion annually on healthcare. Sweden, Denmark, Norway and Finland are among the highest GDP per capita countries in the world and spend approximately $142 billion on healthcare each year while Poland spends $36 billion on healthcare annually. According to various epidemiological studies, sepsis and other critical illnesses account for hundreds of thousands of ICU admissions each year in these territories, at a cost of billions of dollars.

Financial terms of this agreement have not been disclosed.

About Fresenius Medical Care

Fresenius Medical Care is the world's largest integrated provider of products and services for individuals undergoing dialysis because of chronic kidney failure, a condition that affects more than 2.5 million individuals worldwide. Through its network of 3,349 dialysis clinics in North America, Europe, Latin America, Asia-Pacific and Africa, Fresenius Medical Care provides dialysis treatments for 283,135 patients around the globe. Fresenius Medical Care is also the world's leading provider of dialysis products such as hemodialysis machines, dialyzers and related disposable products.

For more information about Fresenius Medical Care, visit the company’s website at www.fmc-ag.com.

About CytoSorbents Corporation

CytoSorbents Corporation is a critical care focused immunotherapy company using blood purification to control severe inflammation -- with the goal of preventing or treating multiple organ failure in life-threatening illnesses. Organ failure is the cause of nearly half of all deaths in the intensive care unit, with little to improve clinical outcome. CytoSorb®, the Company's flagship product, is approved in the European Union as a safe and effective extracorporeal cytokine adsorber, designed to reduce the "cytokine storm" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury, and pancreatitis. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators, such as cytokines and free hemoglobin, which can lead to post-operative complications, including multiple organ failure.

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CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. CytoSorbents has numerous products under development based upon this unique blood purification technology, protected by 32 issued US patents and multiple applications pending, including HemoDefend™, ContrastSorb, DrugSorb, and others. Additional information is available for download on the Company's website: http://www.cytosorbents.com/.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 31, 2014, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

Cytosorbents Contact: Amy Vogel Investor Relations (732) 329-8885 ext. *825 avogel@cytosorbents.com
Investor Contact: Lee Roth The Ruth Group 646-536-7012 cruth@theruthgroup.com Public Relations Contact: Melanie Sollid-Penton The Ruth Group 646-536-7023 msollid@theruthgroup.com

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